N-SAR Exhibit 77-M

A.  Name of each Registered Co.
Arrow Equity Portfolio
Arrow Fixed Income Portfolio
Arrow Municipal Income Portfolio

B.  Incorporate by reference to
N14AE24/A Filing, Filed 9/9/97.